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                                                               Exhibit 8.1

                                               November 19, 2001

                      RE: Issuance and Sale of Equity Units
                          ---------------------------------

Duke Energy Corporation
526 South Church Street
Charlotte, N.C. 28202

Duke Capital Corporation
526 South Church Street
Charlotte, N.C. 28202

Ladies and Gentlemen:

             We have acted as tax counsel ("Tax Counsel") to Duke Energy Corporation, a North Carolina corporation (the "Company"), and Duke Capital Corporation, a Delaware Corporation ("Duke Capital"), in connection with the preparation and filing by the Company and Duke Capital with the Securities and Exchange Commission (the "Commission") of the Prospectus Supplement dated November 13, 2001 to the Prospectus dated April 24, 2001 (together, the "Prospectus"), which formed a part of the Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the issuance of 30,000,000 (plus an additional 4,500,000 if the over-allotment option is exercised in full by the underwriters) Equity Units (the "Equity Units"), consisting of units (referred to as "Corporate Units") initially comprised of (i) a purchase contract under which the holder agrees to purchase shares of common stock of the Company

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on November 16, 2004 (a "Purchase Contract") and (ii) a 4.32% Duke Capital
Senior Note having a $25 stated principal amount (a "Senior Note"). All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

                  In delivering this opinion letter, we have reviewed and relied upon: (i) the Prospectus; (ii) a form of the Indenture; (iii) a form of the Supplemental Indenture; (iv) a form of the Senior Note; (v) a form of the Purchase Contract Agreement; (vi) forms of the Global Treasury Units Certificates; (vii) forms of the Global Corporate Units; (viii) a form of the Remarketing Agreement; (ix) a form of the Pledge Agreement; and (x) a form of the Underwriting Agreement. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Company and Duke Capital and such other documents, certificates, representations and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that factual representations made to us are true, correct and complete and that the transactions related to the issuance of the Equity Units, the Corporate Units, and the Senior Notes will be consummated in accordance with the terms of the documents and forms of documents described herein. If any of the above described assumptions are untrue for any reason or if the issuance of the Equity Units, the Corporate Units, and the Senior Notes is consummated in a manner that is inconsistent with the manner in which it is described in the

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Prospectus, our opinions as expressed below may be adversely affected and may not be relied upon.

                  On the basis of the foregoing, we are of the opinion that under current United States federal income tax law (i) the Duke Capital Senior Notes will be classified as indebtedness for United States federal income tax purposes and (ii) the statements made in the Prospectus under the caption "United States Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                  We express no opinion with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein.

                  Our opinions are based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described in the Prospectus. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                  We consent to the filing of this opinion as an exhibit to the Form 8-K to be filed with the Securities and Exchange Commission and to the use of our name in the

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Registration Statement under the captions "United States Federal Income Tax
Consequences" and "Legal Matters".

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett

                                       SIMPSON THACHER & BARTLETT